Registration No. 33-______
      =========================================================================
                          Securities and Exchange Commission
                                Washington, D.C. 20549
                                 ___________________

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              The SECURITIES ACT OF 1933
                                 ___________________

                                    CONAGRA, INC.
                  (Exact Name of Issuer as Specified in its Charter)

                Delaware                         47-0248710
      (State or Other Jurisdiction             (I.R.S. Employer
      of Incorporation or Organization)       Identification No.)

                ConAgra, Inc.
                One ConAgra Drive
                Omaha, Nebraska                      68102
      (Address of Principal Executive Offices)     (Zip Code)

                              __________________________

                          DCV Retirement Income Savings Plan
                               (Full Title of the Plan)
                              __________________________

                      James P. O'Donnell, Senior Vice President
                             and Chief Financial Officer
                                    ConAgra, Inc.
                                  One ConAgra Drive
                                Omaha, Nebraska  68102
                       (Name and Address of Agent for Service)

                        Telephone Number, Including Area Code,
                          of Agent for Service: 402-595-4000

                      CALCULATION OF ADDITIONAL REGISTRATION FEE
      =========================================================================
      ==
      Title of       Amount to   Proposed maxi-    Proposed maxi-    Amount of
      securities     be regis-   mum offering      mum aggregate     registra-
      to be          tered       price per         offering price*   tion fee
      registered                 share*
      _________________________________________________________________________
      __
      Common
      Stock       50,000 shares     $46.44          $2,322,000         $801.00

      In addition, pursuant to Rule 416(c), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported in the consolidated reporting system on February 14, 1996.






               The contents of Registration Statement on Form S-8, File No. 33-50649, filed on October 15, 1993 on behalf of Conagra, Inc. relating to shares of ConAgra Common Stock issuable pursuant to a 401(k) plan administered by an entity in which ConAgra holds an equity interest, are incorporated herein by reference (including exhibits and undertakings).

                                       PART II

          Item 8.   EXHIBITS

                    23 - Consent of Deloitte & Touche

                    24 - Powers of Attorney for directors of the Company*

                    *Previously filed with Registration Statement on Form S-8, File No. 33-50649.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 16th day of February, 1996.

                                          CONAGRA, INC.

                                            /s/ P. B. Fletcher
                                          ____________________________
                                          P. B. Fletcher
                                          Chairman of the Board and Chief
                                          Executive Officer

                 ____________________________________________________

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 16th day of February, 1996 by the following persons in the capacities indicated.

                    Signature                         Title

             /s/ P. B. Fletcher
          ____________________________    Chairman of the Board and
          P. B. Fletcher                  Chief Executive Officer
                                          (Principal Executive Officer)

             /s/ J. P. O'Donnell
          ____________________________    Senior Vice President and
          J. P. O'Donnell                 Chief Financial Officer
                                          (Principal Financial Officer)

            /s/ Kenneth W. DiFonzo
          ____________________________    Vice President and
          Kenneth W. DiFonzo              Controller (Principal
                                          Accounting Officer)

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          C. M. Harper*              Director
          Robert A. Krane*           Director
          Gerald Rauenhorst*         Director
          Carl E. Reichardt*         Director
          Ronald W. Roskens*         Director
          Marjorie Scardino          Director
          Walter Scott, Jr.*         Director
          William G. Stocks*         Director
          Jane J. Thompson           Director
          Frederick B. Wells*        Director
          Thomas R. Williams*        Director
          Clayton K. Yeutter*        Director

          *    This  Registration  Statement   has  been   signed  by   the
          undersigned
               as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person and previously filed as an exhibit to Registration Statement on Form S-8, File No. 33-50649.


                                                  /s/ P. B. Fletcher

          ____________________________
                                                P. B. FLETCHER
                                                Attorney-in-Fact



























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               Pursuant to the requirements of  the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 16th day of February, 1996.

                                         DCV Retirement Income Savings Plan


                                         By   /s/  Ricky L. Stejskal
                                           ________________________________
                                           RICKY L. STEJSKAL
                                           VICE PRESIDENT-TREASURER
                                             DC VISION, INC.







































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